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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated February 8, 1994 on our audit of the consolidated financial statements and financial statement schedules of UNUM Corporation and subsidiaries as of December 31, 1993 and for the year then ended which report is included in this Annual Report on Form 10-K:


   Form S-8 No. 33-31270 pertaining to the UNUM Employees Retirement
    Savings Plan and Trust

   Form S-8 No. 33-19090 pertaining to the 1987 Executive Stock
    Option Plan

   Form S-8 No. 33-38225 pertaining to the 1990 Long-Term Stock
    Incentive Plan

   Form S-8 No. 33-52741 pertaining to the UNUM 1990 Long-Term Stock
    Incentive Plan

   Form S-3 No. 33-36873

   Form S-3 No. 33-69132

   Form S-8 No. 33-60124 pertaining to the Colonial Companies, Inc.
    Security Saver Plan

   Post-Effective Amendment No. 1 on Form S-8 to Registration
    Statement on Form S-4 No. 33-55870





/s/ COOPERS & LYBRAND
Portland, Maine
March 25, 1994
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